Exhibit 99.1

WK Kellogg Co
Financial News Release

Analyst Contact:
Karen Duke (269) 401-3164

Media Contact:
Stacy Flathau (269) 401-3002

WK Kellogg Co Announces Second Quarter 2025 Results

BATTLE CREEK, Mich.—August 7, 2025—WK Kellogg Co (NYSE: KLG) today reported financial results for its second quarter of 2025.

Pending Transaction

As announced on July 10, 2025, the Ferrero Group (“Ferrero”) and WK Kellogg Co have entered into a definitive agreement under which Ferrero has agreed to acquire WK Kellogg Co for $23.00 per share in cash. The transaction is subject to approval by WK Kellogg Co shareowners, regulatory approvals, and other customary closing conditions, and is currently expected to close in the second half of 2025.

Second Quarter 2025 Financial Summary

“As we experienced the challenging operating environment in the second quarter that we faced to start the year, we continue to make meaningful progress against our long-term strategic priorities, including our supply chain modernization initiative,” said Gary Pilnick, Chairman and Chief Executive Officer.

Pilnick continued, “Our team remains focused on executing our back half plans and creating the future as we work towards closing the merger with Ferrero and entering this exciting next chapter for WK.”

Financial Summary:	Quarter ended			Year-to-date period ended
(millions)	June 28, 2025	June 29, 2024	% Change	June 28, 2025	June 29, 2024	% Change
	(As Restated)			(As Restated)
Reported net sales	$613	$672	(8.8)%	$1,276	$1,379	(7.5)%
Organic net sales*	$613	$672	(8.8)%	$1,280	$1,379	(7.1)%
Reported net income (loss)	$8	$37	(78.4)%	$29	$71	(59.2)%
EBITDA*	$39	$76	(48.7)%	$91	$150	(39.3)%
Adjusted EBITDA*	$57	$83	(31.3)%	$134	$161	(16.8)%
Reported net income (loss) margin	1.3%	5.4%	(4.1)%	2.3%	5.1%	(2.8)%
Adjusted EBITDA margin*	9.4%	12.4%	(3.0)%	10.5%	11.7%	(1.2)%

*

Organic net sales, EBITDA, Adjusted EBITDA, and Adjusted EBITDA margin are non-GAAP financial measures. See the “Non-GAAP Financial Measures” section and “Reconciliation of Non-GAAP Amounts” tables within this release for important information regarding these measures, including a definition of each non-GAAP financial measure and reconciliations of each non-GAAP financial measure to the most directly comparable financial measure determined in accordance with U.S. generally accepted accounting principles (“GAAP”).

WK Kellogg Co Full Year 2025 Financial Outlook

Due to the pending transaction, WK Kellogg is suspending its financial guidance for full year 2025 and will not host a webcast to discuss its second quarter 2025 results. Further detail on the Company’s second quarter 2025 results will be included in its Quarterly Report on Form 10-Q for the quarter ended June 28, 2025.

About WK Kellogg Co

At WK Kellogg Co, we bring our best to everyone, every day through our trusted foods and brands. Our journey began in 1894, when our founder W.K. Kellogg reimagined the future of food with the creation of Corn Flakes, changing breakfast forever. Our iconic brand portfolio includes Kellogg’s Frosted Flakes®, Rice Krispies®, Froot Loops®, Kashi®, Special K®, Kellogg’s Raisin Bran®, and Bear Naked®. With a presence in the majority of households across North America, our brands play a key role in enhancing the lives of millions of consumers every day, promoting a strong sense of physical, emotional and societal wellbeing. Our beloved brand characters, including Tony the Tiger® and Toucan Sam®, represent our deep connections with the consumers and communities we serve. Through our sustainable business strategy – Feeding HappinessTM – we aim to build healthier and happier futures for families, kids and communities. We are making a positive impact, while creating foods that bring joy and nourishment to consumers. For more information about WK Kellogg Co and Feeding Happiness, visit www.wkkellogg.com.

Non-GAAP Financial Measures

The non-GAAP financial measures in this press release are supplemental measures of WK Kellogg Co performance. These non-GAAP financial measures that WK Kellogg Co provides to management and investors exclude certain items that the Company does not consider part of on-going operations. Our management team utilizes a combination of GAAP and non-GAAP financial measures to evaluate business results, to make decisions regarding the future direction of the business, and for resource allocation decisions, including incentive compensation. As a result, WK Kellogg Co believes the presentation of both GAAP and non-GAAP financial measures provides investors with increased transparency into financial measures used by the management team and improves investors’ understanding of WK Kellogg Co’s underlying operating performance, which is useful in the analysis of ongoing operating trends. All historical non-GAAP financial measures have been reconciled from the most directly comparable U.S. Generally Accepted Accounting Principles (GAAP) financial measures.

As non-GAAP financial measures are not standardized, they may not be comparable to financial measures used by other companies or to non-GAAP financial measures having the same or similar names. In order to compensate for such limitations of non-GAAP measures, readers should review the reconciliations and should not consider these measures in isolation from, or as alternatives to, the comparable financial measures determined in accordance with GAAP.

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Organic net sales: WK Kellogg Co adjusts GAAP net sales to exclude the impact of currency, acquisitions, divestitures and 53rd week transactions. The Company calculates the impact of currency on net sales by holding exchange rates constant at the previous year’s exchange rate. We exclude the items which we believe may obscure trends in our underlying net sale performance. Management uses this non-GAAP measure to evaluate the effectiveness of the initiatives behind net sales growth, pricing realization, and the impact of mix on our business results.

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Adjusted gross profit and adjusted gross margin: WK Kellogg Co adjusts GAAP gross profit and gross margin to exclude the effect of business portfolio realignment and restructuring costs, separation costs related to the Spin-Off and mark-to-market impacts from commodity and foreign currency contracts. By providing these non-GAAP profitability measures, management intends to provide investors with a meaningful, consistent comparison of the Company’s profitability measures for the periods presented. Management uses these non-GAAP financial measures to evaluate the effectiveness of initiatives intended to improve profitability, as well as to evaluate the impacts of inflationary pressures and decisions to invest in new initiatives.

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Adjusted EBITDA and adjusted EBITDA margin: WK Kellogg Co adjusts GAAP net income (loss) to exclude interest expense, income tax expense (benefit), depreciation and amortization expense, mark-to-market impacts from commodity and foreign currency contracts, other income (expense) net, separation costs related to the Spin-off and business, portfolio realignment and restructuring costs. Adjusted EBITDA margin is calculated by dividing adjusted EBITDA by organic net sales. Management believes that these non-GAAP financial measures provide a meaningful measure of operating profitability that assist investors in understanding baseline and historical information.

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Net debt: Net debt is defined as the sum of long-term debt, current maturities of long-term debt and notes payable, less cash and cash equivalents, and marketable securities. Cash and cash equivalents, and marketable securities are subtracted from the GAAP financial measure, total debt liabilities, because they could be used to reduce the Company’s debt obligations. Management uses this non-GAAP financial measure to evaluate changes to the Company’s capital structure and credit quality assessment.

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Free cash flow: Free cash flow is defined as Net cash provided by (used in) operating activities reduced by expenditures for property additions. Cash flow does not represent the residual cash flow available for discretionary expenditures. We use this non-GAAP financial measure of cash flow to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities, and share repurchases once all of the Company’s business needs and obligations are met.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the proposed acquisition of WK Kellogg Co (the “Company”) by Ferrero (the “Merger”), shareowner approvals, the expected timetable for completing the Merger, and any other statements regarding the Company’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts. This information may involve risks and uncertainties that could cause actual results to differ materially from such forward-looking statements.

All statements, other than statements of historical fact, should be considered forward-looking statements made in good faith by the Company, as applicable, and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. When used in this press release, or any other documents, words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goal,” “intend,” “objective,” “plan,” “project,” “seek,” “strategy,” “target,” “will” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based on the beliefs and assumptions of management at the time that these statements were prepared and are inherently uncertain. Such forward-looking statements are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those expressed or implied in the forward-looking statements. These risks and uncertainties include, but are not limited to: failure to obtain the required vote of the Company’s shareowners in connection with the Merger; the timing to consummate the Merger and the risk that the Merger may not be completed at all or the occurrence of any event, change, or other circumstances that could give rise to the termination of the merger agreement governing the proposed transaction (the “Merger Agreement”), including circumstances requiring a party to pay the other party a termination fee pursuant to the Merger Agreement; the risk that the conditions to closing of the Merger may not be satisfied or waived; the risk that an approval or clearance by a government authority that may be required for the Merger is not obtained or is obtained subject to conditions that are not anticipated; potential litigation relating to, or other unexpected costs resulting from, the Merger; legislative, regulatory and economic developments; risks that the Merger disrupts the Company’s current plans and operations; the risk that certain restrictions during the pendency of the Merger may impact the Company’s ability to pursue certain business opportunities or strategic transactions; the diversion of management’s time on transaction-related issues; continued availability of capital and financing and rating agency actions; the risk that any announcements relating to the Merger could have adverse effects on the market price of the Company’s common stock, credit ratings or operating results; the risk that the Merger and its announcement could have an adverse effect on the ability of the Company to retain and hire key personnel, to retain customers and to maintain relationships with business partners, suppliers and customers; demand for ready-to-eat cereals; consumers’ perception of the Company and its brands; the Company’s ability to achieve targeted cost savings and efficiencies from cost reduction initiatives and the expected benefits from the supply chain modernization efforts; unanticipated costs and negative financial and other impacts of the Company’s planned network consolidation; material disruptions at one of the Company’s facilities; the impact of the restatements of the Company’s previously issued financial statements on its reputation and relationships with investors, suppliers, customers and other parties; the Company’s ability to remediate the material weakness in its internal control over financial reporting in a timely manner; and the other risks and uncertainties described under the headings Item 1A. “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Amendment No. 1 of the Company’s Annual Report Form 10-K for the year ended December 28, 2024 (“2024 Form 10-K”) filed with the SEC on August 7, 2025, and in the Company’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K (including amendments to the foregoing) and other filings with the Securities and Exchange Commission (the “SEC”). The Company cautions that these risks and factors are not exclusive. Management cautions against putting undue reliance on forward-looking statements or projecting any future results based on such statements or present or prior earnings levels. Forward-looking statements speak only as of the date of this press release, and, except as required by applicable law, the Company does not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

Additional Information and Where to Find It

This press release is being made in respect to the proposed transaction involving the Company and Ferrero. A meeting of the shareowners of the Company will be announced as promptly as practicable to seek Company shareowner approval in connection with the Merger. The Company intends to file relevant materials with the SEC, including preliminary and definitive proxy statements relating to the proposed transaction. The definitive proxy statement and a proxy card or voting instruction form will be mailed to the Company’s shareowners. This press release is not a substitute for the proxy statement or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY DECISION, COMPANY SHAREOWNERS ARE URGED TO CAREFULLY READ THE PRELIMINARY AND DEFINITIVE PROXY STATEMENTS (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at the Company’s shareowner meeting to approve the proposed transaction or other responses in relation to the proposed transaction should be made only on the basis of the information contained in the Company’s proxy statement. You will be able to obtain a free copy of the proxy statement and other related documents (when available) filed by the Company with the SEC at the website maintained by the SEC at www.sec.gov or by accessing the Investors section of the Company’s website at https://www.investor.wkkellogg.com.

No Offer or Solicitation

This press release is for informational purposes only and is not intended to, and does not constitute or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Participants in the Solicitation

The Company and its directors and its executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from the Company’s shareowners in connection with the proposed transaction. Information regarding the Company’s directors and executive officers is set forth under the captions “Proposal 1-Election of Directors,” “Corporate Governance,” “Board and Committee Membership,” “2024 Director Compensation and Benefits,” “Directors’ Compensation Table,” “Compensation Committee Report,” “Compensation Discussion and Analysis,” “Executive Compensation,” “Retirement and Non-Qualified Defined Contribution and Deferred Compensation Plans,” “Potential Post-Employment Payments,” “Chief Executive Officer Pay Ratio,” “Pay vs. Performance” and “Security Ownership-Officer and Director Stock Ownership” sections of the definitive proxy statement for the Company’s 2025 Annual Meeting of Shareowners, filed with the SEC on March 12, 2025; under the caption “Information About Our Executive Officers” of Item 1 of the 2024 Form 10-K; and in the Company’s Current Report on Form 8-K filed with the SEC on May 6, 2025. Additional information regarding ownership of the Company’s securities by its directors and executive officers is included in such persons’ SEC filings on Forms 3 and 4. These documents may be obtained free of charge from the SEC’s website at www.sec.gov or by accessing the Investors section of the Company’s website at https://www.investor.wkkellogg.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the Merger will be included in the proxy statement that the Company expects to file in connection with the Merger and other relevant materials the Company may file with the SEC.

[WK Kellogg Co Financial News]

WK KELLOGG CO

CONSOLIDATED STATEMENT OF INCOME (Unaudited)

	Quarter ended		Year-to-date period ended
(millions, except per share data)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
	(As Restated)		(As Restated)
Net sales	$613	$672	$1,276	$1,379
Cost of goods sold	446	469	916	971
Selling, general and administrative expense	143	149	298	306
Restructuring costs	14	—	28	—

Operating profit (loss)	10	54	34	102
Interest expense	6	8	9	16
Other income (expense), net	7	4	12	10

(Loss) Income before income taxes	11	50	37	96
Income taxes	3	13	8	25

Net income (loss)	$8	$37	$29	$71

Per share amounts:
Basic earnings (loss)	$0.09	$0.43	$0.34	$0.82
Diluted earnings (loss)	$0.09	$0.42	$0.33	$0.81
Average shares outstanding:
Basic	86	86	86	86
Diluted	88	88	88	87

WK KELLOGG CO

CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

	Year-to-date period ended
(millions)	June 28, 2025	June 29, 2024
		(As Restated)
Operating activities
Net income (loss)	$29	$71
Adjustments to reconcile net income to operating cash flows:
Depreciation and amortization	44	39
Pension and postretirement benefit plan expense (benefit)	(17)	(18)
Deferred income taxes	—	1
Stock compensation	10	6
Restructuring expenses	26	—
Other	3	5
Pension plan contributions	(6)	(10)
Changes in operating assets and liabilities:
Trade receivables	3	36
Inventories	(24)	(26)
Accounts payable	—	(4)
Income taxes payable	(17)	5
Accrued advertising and promotion	(15)	(32)
Accrued salaries and wages	(29)	(22)
All other current assets and liabilities	9	(14)

Net cash provided by (used in) operating activities	$16	$37

Investing activities
Additions to properties	(124)	(47)

Net cash provided by (used in) investing activities	$(124)	$(47)

Financing activities
Proceeds from borrowings under the Credit Agreement	245	—
Repayment of borrowings under the Credit Agreement	(12)	(6)
Issuances of notes payable, with maturities greater than 90 days	145	—
Reductions of notes payable, with maturities greater than 90 days	(171)	—
Net issuances of common stock	2	2
Dividends paid	(28)	(27)
Other	—	1

Net cash provided by (used in) financing activities	$181	$(30)

Effect of exchange rate changes on cash and cash equivalents	—	(2)
Increase (decrease) in cash and cash equivalents	73	(42)
Cash and cash equivalents at beginning of period	47	89

Cash and cash equivalents at end of period	$120	$47

WK Kellogg Co Free Cash Flow:
Net cash provided by (used in) operating activities	$16	$37
Additions to properties	$(124)	$(47)

Free cash flow (a)	$(108)	$(10)

(a)

Free cash flow is defined as net cash provided by operating activities less capital expenditures. We use this non-GAAP financial measure to focus management and investors on the amount of cash available for debt repayment, dividend distributions, acquisition opportunities and share repurchase.

WK KELLOGG CO

CONSOLIDATED BALANCE SHEET (Unaudited)

(millions, except per share data)	June 28, 2025	December 28, 2024
Current assets
Cash and cash equivalents	$120	$47
Accounts receivable, net	200	199
Inventories	393	367
Other current assets	29	27

Total current assets	742	$640
Property, net	824	786
Operating lease right-of-use assets	116	113
Goodwill	53	53
Other intangibles	57	57
Postretirement plan assets	306	301
Other assets	26	33

Total assets	$2,124	$1,983

Current liabilities
Notes payable	26	51
Current maturities of long-term debt	36	24
Accounts payable	494	520
Accrued advertising and promotion	83	98
Accrued salaries and wages	33	61
Other current liabilities	77	97

Total current liabilities	749	$851

Long-term debt	681	460
Long-term operating lease obligations	94	95
Deferred income taxes	81	83
Pension liability	120	124
Other liabilities	54	42
Equity
Common stock, $0.0001 par value, 1,000,000,000 shares authorized Issued: 86,240,872 shares as of March 29, 2025 and 86,101,154 shares as of December 28, 2024	—	—
Capital in excess of par value	359	343
Retained earnings	26	27
Accumulated other comprehensive income (loss)	(40)	(42)

Total equity	345	328

Total liabilities and equity	$2,124	$1,983

WK KELLOGG CO

Reconciliation of Non-GAAP Amounts - Reported Net Sales to Organic Net Sales

	Quarter ended		Year-to-date period ended
(millions)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
Reported net sales	$613	$672	$1,276	$1,379
Foreign currency impact	—	—	5	—

Organic net sales	$613	$672	$1,280	$1,379

% change - 2025 vs. 2024:
Reported net sales growth	(8.8)%		(7.5)%
Foreign currency impact	—%		(0.4)%
Organic net sales growth	(8.8)%		(7.1)%
Volume (tonnage)	(8.1)%		(8.3)%
Pricing/mix	(0.7)%		1.2%

Note: Tables may not foot due to rounding.

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO

Reconciliation of Non-GAAP Amounts - Reported Gross Profit to Adjusted Gross Profit

	Quarter ended		Year-to-date period ended
(millions)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
	(As Restated)		(As Restated)
Reported gross profit (a)	$166	$202	$360	$408
(Gain) loss on mark-to-market on foreign exchange and commodity hedges	(1)	2	(1)	2
Separation costs	1	4	6	6
Business, portfolio realignment and restructuring costs	4	1	7	2

Adjusted gross profit	$171	$208	371	417

Note: Tables may not foot due to rounding.

(a)	Gross profit is equal to net sales less cost of goods sold

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO

Reconciliation of Non-GAAP Amounts — Reported Gross Margin to Adjusted Gross Margin

	Quarter ended		Year-to-date period ended
	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
	(As Restated)		(As Restated)
Reported gross margin (a)	27.2%	30.1%	28.2%	29.6%
(Gain) loss on mark-to-market on foreign exchange and commodity hedges	(0.1)%	0.3%	(0.1)%	0.1%
Separation costs	0.2%	0.5%	0.5%	0.4%
Business portfolio realignment and restructuring costs	0.7%	0.1%	0.5%	0.2%

Adjusted gross margin	28.0%	31.0%	29.1%	30.3%

Note: Tables may not foot due to rounding.

(a)	Gross margin as a percentage of net sales. Gross margin is equal to net sales less cost of goods sold.

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO

Reconciliation of Non-GAAP Amounts - Reported Net Income to Adjusted EBITDA

	Quarter ended		Year-to-date period ended
(millions)	June 28, 2025	June 29, 2024	June 28, 2025	June 29, 2024
	(As Restated)		(As Restated)
Reported net income (loss)	$8	$37	$29	$71
Interest expense	6	8	9	16
Income tax expense (benefit)	3	13	8	25
Depreciation and amortization expense	22	19	44	39

EBITDA	$39	$76	$91	$150
(Gain) loss on mark-to-market on foreign exchange and commodity hedges	(1)	2	(1)	2
Other (income) expense	(7)	(4)	(12)	(10)
Separation costs	8	8	23	16
Business portfolio realignment and restructuring costs (a)	18	2	34	3

Adjusted EBITDA	$57	$83	$134	$161

Reported Net Income (loss) Margin	1.3%	5.4%	2.3%	5.1%
Adjusted EBITDA Margin	9.4%	12.4%	10.5%	11.7%

Note: Tables may not foot due to rounding.

(a)	Business, portfolio realignment and restructuring costs include approximately $14 million and $28 million of restructuring costs for the quarter and year-to-date period ended June 28, 2025.

For more information on the reconciling items in the table above, please refer to the Significant items impacting comparability section.

WK KELLOGG CO

Reconciliation of Non-GAAP Amounts - Net Debt

(millions)	June 28, 2025	December 28, 2024
Notes payable	$26	$51
Current maturities of long-term debt	36	24
Long-term debt	681	460

Total debt liabilities	743	535
Less:
Cash and cash equivalents	(120)	(47)

Net debt	$623	$488

For more information on the reconciling items in the table above, please refer to the Non-GAAP financial measures section.

Significant items impacting comparability

Mark-to-market on foreign exchange, commodity hedges and pension

The Company recognizes mark-to-market adjustments for pension and postretirement benefit plans, commodity contracts and certain foreign currency contracts as incurred. Actuarial gains/losses for pension plans are recognized in the year they occur. Changes between contract and market prices for commodity contracts and certain foreign currency contracts result in gains/losses that are recognized in the quarter they occur. The Company recorded pre-tax mark-to-market gain of $1 million for both the quarter ended and year-to-date period June 28, 2025. The Company recorded pre-tax mark-to-market loss of $2 million for both the quarter and year-to-date period ended June 29, 2024.

Separation costs

The Company incurred pre-tax charges related to the Spin-Off, related to transition costs associated with the Transition Services Agreement of $8 million and $23 million for the quarter and year-to-date period ended June 28, 2025, respectively. The Company incurred pre-tax charges related to the Spin-Off, primarily related to transition and spin-related employee costs under the Transition Services Agreement of $8 million and $16 million for the quarter and year-to-date period ended June 29, 2024, respectively.

Business portfolio realignment and restructuring costs

The Company incurred restructuring and non-restructuring costs related to a reconfiguration of its supply chain network designed to drive increased productivity, resulting in pre-tax charges of $18 million and $34 million for the quarter and year-to-date period ended June 28, 2025, respectively. The Company incurred pre-tax non-restructuring costs related to a reconfiguration of its supply chain network designed to drive increased productivity of $2 million and $3 million for the quarter and year-to-date period ended June 29, 2024, respectively.

Other (income) expense, net

The Company excludes the impact of all non-operating items from its Adjusted EBITDA calculation, which primarily includes pension related (income) expense, net, and financing fees. As a result, other income of $7 million and $12 million was excluded for the quarter and year-to-date period ended June 28, 2025, respectively. Other income of $4 million and $10 million was excluded for the quarter and year-to-date period ended June 29, 2024, respectively.

Foreign currency translation

We evaluate our net sales on a currency-neutral basis. We determine currency-neutral net sales results by dividing or multiplying, as appropriate, the current-period local currency net sales results by the currency exchange rates used to translate our financial statements in the comparable prior-year period to determine what the current period U.S. dollar operating results would have been if the currency exchange rate had not changed from the comparable prior-year period.